                                                                    EXHIBIT 99.2


                          GALILEO INTERNATIONAL, INC.
                          QUARTER ENDED MARCH 31, 2001
                                     INDEX

                                                                    PAGE
                                                                    ----

Condensed Consolidated Balance Sheets as of March 31, 2001
(unaudited) and December 31, 2000                                     2

Condensed Consolidated Statements of Income for the quarters
ended March 31, 2001 and 2000 (unaudited)                             3

Condensed Consolidated Statements of Cash Flows for the
quarters ended March 31, 2001 and 2000 (unaudited)                    4

Condensed Consolidated Statement of Stockholders' Equity
for the quarter ended March 31, 2001 (unaudited)                      5

Notes to Condensed Consolidated Financial Statements                  6


                   GALILEO INTERNATIONAL, INC.
              CONDENSED CONSOLIDATED BALANCE SHEETS
                (In thousands, except share data)

                                                     March 31,   December 31,
                                                        2001        2000
                                                    ----------  -------------
                                                   (Unaudited)
                  ASSETS
                  ------
Current assets:
   Cash and cash equivalents                         $ 10,580     $ 2,460
   Accounts receivable, net                           271,249     192,199
   Other current assets                                51,798      50,036
                                                    ----------  ----------
Total current assets                                  333,627     244,695
Property and equipment, at cost:
   Land                                                 6,470       6,470
   Buildings and improvements                          76,499      76,452
   Equipment                                          424,721     416,406
                                                    ----------  ----------
                                                      507,690     499,328
   Less accumulated depreciation                      298,623     288,651
                                                    ----------  ----------
Net property and equipment                            209,067     210,677
Computer software, net                                164,359     160,270
Intangible assets, net                                694,279     720,212
Other noncurrent assets                               141,661     143,405
                                                    ----------  ----------
                                                   $1,542,993  $1,479,259
                                                    ==========  ==========


           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
   Accounts payable                                  $ 72,262    $ 76,913
   Accrued commissions                                 44,671      34,471
   Income taxes payable                                49,656       1,234
   Other accrued liabilities                          120,392     111,630
   Long-term debt, current portion                    187,654     212,654
                                                    ----------  ----------
Total current liabilities                             474,635     436,902

Pension and postretirement benefits                    83,531      79,285
Deferred tax liabilities                               28,902      35,398
Other noncurrent liabilities                           30,420      28,046
Long-term debt, less current portion                  434,392     434,392
                                                    ----------  ----------
Total liabilities                                   1,051,880   1,014,023
Stockholders' equity:
   Special voting preferred stock: $.01 par value;
     7 shares authorized; 3 shares issued and
     outstanding                                            -           -
   Preferred stock: $.01 par value; 25,000,000 shares
     authorized; no shares issued                           -           -
   Common stock:  $.01 par value;  250,000,000 shares
     authorized; 105,344,901 and 105,232,696 shares
     issued; 87,737,783 and 88,311,977 shares
     outstanding                                        1,053       1,052
   Additional paid-in capital                         684,024     682,988
   Retained earnings                                  399,639     357,008
   Unamortized restricted stock grants                 (1,763)     (1,963)
   Accumulated other comprehensive income              (7,462)     (4,493)
   Common stock held in treasury, at cost:
     17,607,118 and 16,920,719 shares                (584,378)   (569,356)
                                                    ----------  ----------
Total stockholders' equity                            491,113     465,236
                                                    ----------  ----------
                                                   $1,542,993  $1,479,259
                                                    ==========  ==========



        See accompanying notes to condensed consolidated financial statements.

                        GALILEO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Unaudited, in thousands, except share data)

                                                               Quarter
                                                           Ended March 31,
                                                     --------------------------
                                                          2001          2000
                                                          ----          ----

Revenues:
   Electronic global distribution services             $ 442,546     $ 421,306
   Information and network services                       23,307        19,432
                                                     ------------  ------------
                                                         465,853       440,738
Operating expenses:
   Cost of operations                                    163,645       134,004
   Commissions, selling and administrative               197,990       180,734
   Special charge - services agreement                         -        19,725
   Special charge - in-process research and development
    write-off                                                  -         7,000
                                                     ------------  ------------
                                                         361,635       341,463
                                                     ------------  ------------
Operating income                                         104,218        99,275

Other income (expense):
   Interest expense, net                                 (10,488)       (9,275)
   Other, net                                             (3,444)       (2,384)
                                                     ------------  ------------
Income before income taxes                                90,286        87,616

Income taxes                                              39,726        40,216
                                                     ------------  ------------
Net income                                              $ 50,560      $ 47,400
                                                     ============  ============
Weighted average shares outstanding                   87,978,305    90,678,954
                                                     ============  ============
Basic earnings per share                                  $ 0.57        $ 0.52
                                                     ============  ============
Diluted weighted average shares outstanding           88,236,155    90,902,545
                                                     ============  ============
Diluted earnings per share                                $ 0.57        $ 0.52
                                                     ============  ============

<

        See accompanying notes to condensed consolidated financial statements.

                        GALILEO INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Unaudited, in thousands)

                                                                Quarter
                                                             Ended March 31,
                                                        -----------------------
                                                            2001         2000
                                                            ----         ----

Operating activities:

   Net income                                            $ 50,560     $ 47,400
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                        60,299       42,969
      Write-off of in-process research and development          -        7,000
      Gain on sale of assets                                 (783)        (169)
      Deferred income taxes, net                           (9,244)     (13,978)
      Changes in operating assets and liabilities,
          net of effects from acquisition of businesses:
        Accounts receivable, net                          (77,959)     (76,410)
        Other current assets                                 (597)      12,089
        Noncurrent assets                                  (2,446)        (418)
        Accounts payable and accrued commissions            8,491       23,845
        Accrued liabilities                                10,509         (226)
        Income taxes payable                               48,490       53,780
        Noncurrent liabilities                              6,630         (383)
      Other                                                 3,649        1,437
                                                        ----------   ----------

Net cash provided by operating activities                  97,599       96,936

Investing activities:
   Purchase of property and equipment                     (25,815)      (6,276)
   Purchase and capitalization of computer software       (18,388)      (7,735)
   Proceeds on sale of assets                               2,287          169
   Acquisition of businesses, net of $11,613 cash acquired      -     (101,214)
   Other investing activities                                   -       (5,000)
                                                        ----------   ----------

Net cash used in investing activities                     (41,916)    (120,056)

Financing activities:
   Borrowings under credit agreements                      19,000      135,000
   Repayments under credit agreements                     (44,000)           -
   Dividends paid to stockholders                          (7,929)      (8,091)
   Repurchase of common stock for treasury                (15,022)     (57,393)
   Payments of capital lease obligations                     (416)         (29)
   Other financing activities                               1,037           21
                                                        ----------   ----------

Net cash (used in) provided by financing activities       (47,330)      69,508
Effect of exchange rate changes on cash                      (233)        (297)
                                                        ----------   ----------

Increase in cash and cash equivalents                       8,120       46,091
Cash and cash equivalents at beginning of period            2,460        1,794
                                                        ----------   ----------

Cash and cash equivalents at end of period               $ 10,580     $ 47,885
                                                        ==========   ==========


        See accompanying notes to condensed consolidated financial statements.


                                                GALILEO INTERNATIONAL, INC.
                                CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                        (Unaudited, in thousands, except share data)


                                                                                Special
                                                                                Voting                   Additional
                                                                              Preferred       Common      Paid - in     Retained
                                                                                Stock         Stock        Capital      Earnings
                                                                             ------------- ------------- ------------ -------------


Balance at December 31, 2000                                                 $           - $       1,052 $    682,988 $     357,008
Comprehensive income:
   Net income                                                                            -             -            -        50,560
   Other comprehensive income (loss), net of tax:
    Unrealized holding losses on marketable securities                                   -             -            -             -
    Reclassification adjustment for gains included
      in net income                                                                      -             -            -             -
    Foreign currency translation adjustments                                             -             -            -             -
    Cash flow hedge- net derivative losses                                               -             -            -             -

   Other comprehensive income (loss)

Comprehensive income
Amortization of restricted stock grants                                                  -             -            -             -
Issuance of 84,505 shares of common stock under
   employee stock option plans                                                           -             1          683             -
Issuance of 27,700 shares of common stock under
   employee stock purchase plan                                                          -             -          353             -
Repurchase of 686,399 shares of common stock
   for treasury                                                                          -             -            -             -
Dividends paid ($0.09 per share)                                                         -             -            -        (7,929)
                                                                             ------------- ------------- ------------ --------------

Balance at March 31, 2001                                                    $           - $       1,053 $    684,024 $     399,639
                                                                             ============= ============= ============ =============


                                                                                           Accumulated
                                                                              Unamortized     Other
                                                                              Restricted   Comprehensive   Treasury
                                                                              Stock Grants    Income        Stock        Total
                                                                             ------------- ------------- ----------- --------------


Balance at December 31, 2000                                                   $    (1,963)  $    (4,493) $ (569,356)   $   465,236
Comprehensive income:
   Net income                                                                            -             -           -         50,560
   Other comprehensive income (loss), net of tax:
    Unrealized holding losses on marketable securities                                   -          (427)          -           (427)
    Reclassification adjustment for gains included
      in net income                                                                      -          (686)          -           (686)
    Foreign currency translation adjustments                                             -        (1,364)          -         (1,364)
    Cash flow hedge- net derivative losses                                               -          (492)          -           (492)
                                                                                                                      -------------
   Other comprehensive income (loss)                                                                                         (2,969)
                                                                                                                      -------------
Comprehensive income                                                                                                         47,591
Amortization of restricted stock grants                                                200             -           -            200
Issuance of 84,505 shares of common stock under
   employee stock option plans                                                           -             -           -            684
Issuance of 27,700 shares of common stock under
   employee stock purchase plan                                                          -             -           -            353
Repurchase of 686,399 shares of common stock
   for treasury                                                                          -             -     (15,022)       (15,022)
Dividends paid ($0.09 per share)                                                         -             -           -         (7,929)
                                                                             ------------- ------------ ------------  --------------

Balance at March 31, 2001                                                      $    (1,763)  $    (7,462)  $(584,378)  $    491,113
                                                                             ============= ============= ============ ==============

                                  See accompanying notes to condensed consolidated financial statements.


                       GALILEO INTERNATIONAL, INC.
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited interim condensed consolidated financial statements of Galileo International, Inc. (herein referred to as the "Company", "we", "us", and "our") have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-Q and do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America. The information furnished herein includes all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented.

     The results of operations for the quarter ended March 31, 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2001.

     These financial statements should be read in conjunction with the audited financial statements and notes to the audited financial statements for the year ended December 31, 2000 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2001.

NOTE 2 - EARNINGS PER SHARE

     Basic earnings per share for the quarters ended March 31, 2001 and 2000 is calculated based on the weighted average shares outstanding for the period. Diluted earnings per share is calculated as if the Company had additional Common Stock outstanding from the beginning of the year or the date of grant for all dilutive stock options, net of assumed repurchased shares using the treasury stock method. This resulted in an increase in the weighted average number of shares outstanding for the quarters ended March 31, 2001 and 2000 of 257,850 and 223,591, respectively.

NOTE 3 - SPECIAL CHARGES

     The Company recorded a special charge of $1.7 million during the quarter ended September 30, 2000 related to the integration of Travel Automation Services Limited ("Galileo UK") into the Company's operations. The special charge was comprised of $1.4 million in severance costs related to the termination of 29 employees, and $0.3 million in facilities expenses. As of March 31, 2001, $0.9 million of severance related costs have been paid and charged against the liability and 19 employees have been terminated. The estimated remaining liabilities at March 31, 2001 and December 31, 2000 were $0.8 million and $1.1 million, respectively, and are included in the accompanying condensed consolidated balance sheets.

     In 1993 the Company, formerly Covia Partnership, combined with The Galileo Company Ltd. and consolidated its two data center facilities resulting in the closing of the Swindon, U.K. data center. In connection therewith, the estimated cost of the consolidation was charged to expense. At March 31, 2001 and December 31, 2000, the estimated remaining liabilities, principally related to facility closure costs, were $6.7 million and $7.0 million, respectively, and are included in the accompanying condensed consolidated balance sheets.

NOTE 4 - DEBT

     Outstanding long-term debt consists of the following at March 31, 2001 and December 31, 2000:

    (In millions)                           March 31,    December 31,
                                              2001          2000
                                           ------------  ------------
    Five-year credit agreement                 $ 400.0       $ 400.0
    16-month credit agreement                    187.0         212.0
    Term loan                                     34.4          34.4
    Other                                          0.7           0.7
                                           ------------  ------------
                                                 622.1         647.1
    Less current portion of long-term debt       187.7         212.7
                                           ------------  ------------
    Long-term debt                             $ 434.4       $ 434.4
                                           ============  ============

     As of March 31, 2001, the effective interest rate for amounts outstanding under the two credit agreements was 5.7%.

NOTE 5 - STOCKHOLDERS' EQUITY

     On February 22, 2001, the Board of Directors of the Company adopted a stockholder rights plan (the "Plan"). Under the Plan, the Company declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each share of Common Stock of the Company outstanding at the close of business on March 8, 2001 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 22, 2001 (the "Rights Agreement"). The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The Rights initially trade together with the Company's Common Stock and are not exercisable. Under certain circumstances specified in the Rights Agreement, and in the absence of further action by the Company's Board of Directors, the rights generally will become exercisable and allow the holder to purchase from the Company one one-hundredth of a share of Series H Junior Participating Ordinary Preferred Stock at an initial purchase price of $90. The Board authorized the issuance of 2,500,000 preferred shares under the Plan, none of which has been issued. The Rights will become exercisable at a specified period of time after any person becomes the beneficial owner of 15% or more of the outstanding shares of

Common Stock or commences a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Common Stock, in each case, without the approval of the Board. If any person becomes the beneficial owner of 15% or more of the outstanding Common Stock, each Right will entitle the holder, other than the acquiring person, to purchase, for $90, a number of shares of the Common Stock having a market value of $180. For persons who, as of February 22, 2001, beneficially owned 15% or more of the outstanding Common Stock, the Plan "grandfathers" their current level of ownership, so long as they do not purchase additional shares that result in ownership of 20% or more of the outstanding
Common Stock. The Company's Board of Directors may, at its option, redeem all rights for $0.01 per Right at any time prior to the time the Rights become exercisable. The Rights will expire on March 8, 2011, unless earlier redeemed, exchanged or amended by the Board of Directors.

     For the quarter ended March 31, 2001, the Company accounted for a $0.7 million unrealized holding loss on available-for-sale marketable equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The after tax effect of $0.4 million is included as a separate component of Stockholders' Equity.

     The Company also accounted for a $0.8 million net derivative loss on cash flow hedges in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). The after tax effect of $0.5 million is included as a separate component of Stockholders' Equity.

     During 2000, the Board of Directors authorized an additional $250.0 million share repurchase program. The Company began purchasing shares under this program in June 2000, after completion of a $750.0 million program which had been authorized in 1999. Repurchased shares are held in treasury for the purpose of providing available shares for possible resale in future public or private offerings, and for other general corporate purposes. The purchases are funded through the Company's available working capital and borrowing facilities. The amount, timing and price of any repurchases of the Company's Common Stock depend on market conditions and other factors. For the quarter ended March 31, 2001, the Company repurchased 686,399 of its shares in the open market at a total cost of $15.0 million. As of March 31, 2001, the Company held a total of 17,607,118 shares in treasury.

     Comprehensive income for the quarter ended March 31, 2000 was $46.8 million, comprised of net income of $47.4 million, unrealized holding gains on securities of $0.3 million, and foreign currency translation adjustments of $(0.9) million.


NOTE 6 - INTEREST IN EQUANT

     At March 31,  2001,  the  Company  owned  1,106,564  non-marketable depository  certificates  representing  beneficial  ownership  of common stock of Equant N.V. ("Equant"), a telecommunications company affiliated with Societe Internationale de Telecommunications

Aeronautiques ("SITA"). In November 2000, Equant announced a planned merger with France Telecom's Global One business. In connection with this planned merger, the SITA Foundation signed an agreement to exchange all of its Equant shares for France Telecom shares. As a result, each of the Company's depository certificates are expected to represent the right to receive the economic benefit of approximately
 .4545 France Telecom shares. France Telecom is listed on the New York Stock Exchange under the ticker: FTE. This merger is expected to be completed by June 30, 2001, at which time the Company will have the option to participate in an orderly resale process.

     The Company's carrying value of these depository certificates was nominal at March 31, 2001 and December 31, 2000. Any future disposal of such depository certificates may result in significant gains to the Company.


NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

                                        Quarter Ended
    (In millions)                         March 31,
                                  --------------------------
                                       2001         2000
    Cash paid for:                     ----         ----
    Interest                        $    9.8   $     13.5
    Income taxes                         0.7          0.6